Exhibit 5.1

Letterhead of Kane Kessler, P.C.

1350 Avenue of the Americas, 26th Floor

New York, New York 10019

June 7, 2013

Jarden Corporation

555 Theodore Fremd Avenue

Rye, New York 10580

Re:	Jarden Corporation

Registration Statement on Form S-8

Gentlemen:

We have acted as special counsel to Jarden Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) pertaining to the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of (i) 6,888,012 shares of the Company’s common stock, $.01 par value per share (“Common Stock”), pursuant to the Jarden Corporation 2013 Stock Incentive Plan (the “2013 Incentive Plan”), which number includes 888,012 shares of Common Stock that were previously registered on Form S-8 (Registration Statement No. 333-160598) in connection with the Jarden Corporation 2009 Stock Incentive Plan and which are being carried forward to the Registration Statement, and (ii) 2,250,000 shares of the Company’s Common Stock (collectively, the “Shares”) pursuant to the Jarden Corporation 2013 Employee Stock Purchase Plan (the “2013 Purchase Plan”, and together with the 2013 Incentive Plan, the “Plans”).

In our capacity as special counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Restated Certificate of Incorporation of the Company, as amended to date and currently in effect (the “Restated Certificate”), (ii) the Second Amended and Restated By-laws of the Company currently in effect (the “By-laws”), and records of certain of the Company’s corporate proceedings as reflected in its minute books; and (iii) the Registration Statement, in the form it is to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

We have also assumed that the Company will cause certificates representing Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the due and proper issuance of such Shares. We have assumed for purposes of this opinion that options issued under the Plans, the Shares issuable upon exercise of such options and Shares issuable pursuant to restricted stock awards issued or issuable under the Plans have been duly authorized by all necessary corporate action on the part of the Company and such options and Shares of restricted stock have been duly authorized and granted under the Plans. We express no opinion regarding any Shares reacquired by the Company after initial issuance.

We have also assumed that at the time of issuance and sale of the Shares, the number of shares of Common Stock which the Company is authorized to issue in its Restated Certificate, will exceed the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock held as treasury shares, and (C) the number of shares of Common Stock which the Company is obligated to issue (or has otherwise reserved for issuance for any purposes), by at least the number of such Shares.

Subject to the limitations stated in this letter, and subject further to the following limitations, it is our opinion that the Shares issued or issuable by the Company, under and in accordance with all of the provisions of the Plans, will, upon delivery thereof and receipt by the Company of all and adequate consideration owed to the Company therefor (assuming such consideration exceeds the par value therefor), be validly issued, fully paid and non-assessable.

The foregoing assumes that the aforesaid Registration Statement will become and remain effective under the Securities Act prior to any offering of the Shares pursuant to the terms thereof, will be amended, as appropriate, and that there will be compliance with all applicable state securities laws in connection with the offering of such securities, as well as compliance with the terms of the offering set forth in the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States.

We are not admitted or qualified to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we deem necessary to render the opinions contemplated herein. We express no opinion regarding the Securities Act, or any other federal or state securities laws or regulations.

The opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus which forms a part thereof, other than as to the validity of the Shares. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

Very truly yours,

KANE KESSLER, P.C.

By:	/s/ Jeffrey S. Tullman, President